SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12
--------------------------------------------------------------------------------
                             PEN INTERCONNECT, INC.
                             -----------------------
                 Name of Registrant as Specified in Its Charter

                             PEN INTERCONNECT, INC.
                             -----------------------
     Name of Person(s) Filing Proxy Statement if other than the Registrant


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rules  O-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and )-11.

         1)  Title of each class of securities to which transaction applies:

             ---------------------------------------------------------------

         2)  Aggregate number of securities to which transaction applies:

             ------------------------------------------------------------

              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)______________________________________________________

         4)  Proposed maximum aggregate value of transaction:___________________
         5)  Total fee paid:____________________________________________________
[ ] Fee paid previously by written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:____________________________________________
         2)  Form Schedule or Registration Statement No.:_______________________
         3)  Filing Party:______________________________________________________
         4)  Date Filed:________________________________________________________

                          PEN INTERCONNECT, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 August 27, 1998

To the Shareholders of Pen Interconnect, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of Pen Interconnect, Inc., a Utah corporation (the "Company"), will be held on Thursday, August 27, 1998, at 10:00 a.m., local time, at Country Inns & Suites, 3422 South Decker Lane, West Valley City, Utah (the "Meeting"), for the following purposes:

         1. To elect six (6) directors to serve for one year terms, or until their respective successors shall be duly elected or appointed.

         2. To ratify the appointment of Grant Thornton LLP, as independent auditor for the Company for the fiscal year ending, September 30, 1998 for the purpose of auditing the financial statements and books of the Company for and during the period ending on that date.

         3. To ratify the issuance of convertible debentures and warrants that are convertible into common shares of the Company.

         4. To ratify the issuance and grant of stock options to certain of the Company's officers and directors that, in the aggregate, entitle the officers and directors to acquire up to 675,500 of the Company's common shares.

         5. To transact such other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         The Board of Directors has established July 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to vote at the Meeting, or any adjournment or postponement thereof.

                                                       BY ORDER OF THE BOARD OF
                                                       DIRECTORS

                                                       /s/Robert Albrecht
                                                       ------------------
                                                       Robert J. Albrecht
                                                       Secretary
Salt Lake City, Utah
July 27, 1998

                                    IMPORTANT

         Shareholders are cordially invited to attend the Meeting. Regardless of whether you expect to attend the Meeting in person, we urge you to read the attached Proxy Statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the Meeting. If you receive more than one proxy card because your shares are registered in different names or notices go to different addresses, each card should be completed and returned to assure that all of your shares are voted. Your proxy will not be used if you are present at the Meeting and desire to vote your shares personally.

                             PEN INTERCONNECT, INC.

                              2351 South 2300 West
                           Salt Lake City, Utah 84119

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 August 27, 1998

                                   ----------

Solicitation of Proxies

         This Proxy Statement is furnished to the shareholders of Pen Interconnect, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from the Company's shareholders for use at the 1998 Annual Meeting of Shareholders of the Company to be held on Thursday, August 27, 1998, at 10:00 a.m., local time, at Country Inns & Suites, 3422 South Decker Lane, West Valley City, Utah, and at any adjournment or postponement thereof (the "Meeting"). At the Meeting, the Company's shareholders will be asked to (i) elect six directors, (ii) approve independent public accountants to audit the Company's financial statements for the fiscal year ending September 30, 1998, (iii) ratify the issuance of convertible debentures and warrants that are convertible into common shares of the Company, (iv) to ratify the issuance and grant of stock options to certain of the Company's officers and directors that, in the aggregate, entitle the officers and directors to acquire up to 675,500 of the Company's common shares, and (v) vote on such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

         Only shareholders of record at the close of business on July 31, 1998 are entitled to notice of and to vote at the Meeting. The approximate date upon which this Proxy Statement, the enclosed proxy and the attached Notice of Annual Meeting of Shareholders are first being sent to shareholders is August 10, 1998.

         The entire cost of soliciting proxies for use at the Meeting will be borne by the Company. Proxies will be solicited by use of the mails. Directors, officers and regular employees of the Company may also solicit proxies by telephone, telecopier, electronic transmission or personal contact. The Company will not pay any special compensation, to any person, in connection with the solicitation of proxies. The cost of the solicitation of proxies will include the cost of supplying necessary copies of the solicitation materials to the beneficial owners of those common shares which are held of record by brokers, dealers, banks, voting trustees and their nominees, including, upon request, the reasonable expenses which are incurred by such record holders in mailing the solicitation materials to beneficial owners.

Proxies

         Proxies in the enclosed form will be effective if they are properly executed, returned to the Company prior to the Meeting, and not revoked. The common shares represented by each effective proxy will be voted at the Meeting in accordance with the instructions of the shareholder. If no instructions are indicated on a proxy, all common shares represented by that proxy will be voted
(i) in favor of the election of the nominees for directors described in this proxy statement, (ii) in favor of ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending September 30, 1998, (iii) to ratify the issuance of the convertible debentures and warrants, (iv) to ratify the issuance and grant of stock options to certain officers and directors of the Company, and (v) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the Meeting.

         A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Any written notice revoking a proxy should be sent to the principal executive offices of the Company, addressed as follows: Pen Interconnect, Inc., 2351 South 2300 West, Salt Lake City, Utah 84119 attn: Secretary.

Information on Outstanding Shares and Voting

         On the record date, 4,773,910 of the Company's common shares, par value $.01 per share, were issued and outstanding and there were no preferred shares outstanding. Each share is entitled to one vote on each matter to be voted upon.

         A majority of the votes entitled to be cast at the Meeting is required for a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. In the election of directors, the six nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered as votes cast for or against any matter considered at the Meeting and will not affect the outcome of any matter considered at the Meeting

                      PROPOSAL # 1 - ELECTION OF DIRECTORS

Nominees and Information

         At the Meeting, six (6) directors are to be elected to serve one year terms expiring at the annual meeting of shareholders to be held in 1999. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         The persons named as proxy holders in the enclosed  proxy card (Messrs.
James S. Pendleton and Wayne R. Wright) have advised the Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the six nominees named below. They have also advised the Company that in the event any of the six nominees are not available for election for any reason, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose. The Board of Directors has no reason to believe that any nominee will be unavailable to serve on the Board. The six nominees receiving the highest number of votes at the Meeting will be elected.

         The Company's nominees for the Board of Directors and their respective business biographies are as follows:

                                                                                                          Director
               Name                   Age                     Principal Occupation                        Since
               ----                   ---                     --------------------                        -----

James S. Pendleton                     60    Chief Executive Officer; Chairman of the Board of            1985
                                             Directors

Wayne R. Wright                        59    Chief Financial Officer; Executive Vice President and        1985
                                             Vice Chairman of the Board of Directors

Stephen J. Fryer                       60    Senior Vice President of Marketing and Investor              1995
                                             Relations; Director

C. Reed Brown                          51    Vice President and General Counsel for Worldwide,            1989
                                             Inc.; Director

James E. Harward                       45    President of ELM Management and Leasing; Director            1997

Milton Haber                           75    CFO of Airline Management Corporation                         N/A


     JAMES S. PENDLETON has been Chairman of the Board and Chief Executive Officer of the Company since 1985. He also has served as President during this time except for the period from September 1996 to September 1997. Mr. Pendleton also serves the Company as Operations Manager for Product Design. From 1974 to 1985, Mr. Pendleton was President and CEO of PenTec Enterprises. From 1972 to 1974, he served as a Sales Manager for W.H. Bintze, an electronics distribution company. From 1964 to 1972, Mr. Pendleton was an electronics sales representative for Straube Associates, a company specializing in electronic components. Prior to joining Straube Associates, Mr. Pendleton served in the U.S. Navy as an Aviation and Electronics Specialist. Mr. Pendleton attended Foothill College of Business Administration.

     WAYNE R. WRIGHT has served as Executive Vice President and Chief Financial Officer of the Company since 1985. From 1984 to 1985, he was Vice President and CFO of PenTec Enterprises. From 1968 to 1984 he was Controller, Vice President of Operations and Division General Manager for Beehive International, a computer peripheral company. From 1967 to 1968, Mr. Wright was the General Accounting Manager for Litton Data Systems. From 1961 to 1968, he was employed by Beeline/Frontier Refinery as Division Office Manager. Mr. Wright received his Bachelor of Science Degree in Accounting and Finance from the University of Utah.

     C. REED BROWN has served as a director of the Company since 1989. He has been a practicing attorney since 1973 and from 1997 to present has served as Vice President, General Counsel for Worldwide, Inc. From 1992 to 1996 he served as Vice President and General Counsel of Exerhealth, Inc. Mr. Brown received his Bachelor of Science Degree in 1971 from the University of Utah and his J.D. in 1973 from the University of Utah College of Law.

     STEPHEN J. FRYER has served as a director of the Company since 1995 and as a Senior Vice President since October 15, 1996. From 1989 to 1996 Mr. Fryer was a principal in Ventana International, Ltd., an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent in excess of 28 years in the computer business in the United States as well as Asia and Europe.

     JAMES E. HARWARD received his B.A. from Brigham Young University and his J.D. from the University of California, Hastings School of Law. He was in private practice for the following six years. For five years he was an Administrative Law Judge for the Utah State Tax Commission after which he became Director of Legal Affairs for the Utah State Industrial Commission. For the two years following that, he was corporate attorney for Sinclair Oil, and since 1997 he has been President of ELM Management and Leasing.

     MILTON HABER has been the CFO of Airline Management Corporation since 1996 and is a private investor. From 1949 through 1983 Mr. Haber was a business consultant, small business owner and a private investor. He attended Brooklyn College from 1946 through 1948 after serving in the United States Air Force during World War II.

Board of Director Meetings and Committees

     The Board of Directors held 4 meetings in fiscal year ended September 30, 1997. Each director attended at least 75% of all of the meetings of the Board of Directors.


     The Board of Directors  has a standing  Audit  Committee  and  Compensation
Committee. The Audit Committee met twice during fiscal year 1997 and the Compensation Committee met twice during fiscal year 1997.

     The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants;
(2) the review of the independence of such accountants; (3) the review of the Company's internal control system; and (4) the review of the Company's annual financial report to shareholders. The Audit Committee is comprised of C. Reed
Brown, James E. Harward and Stephen J. Fryer. The Compensation Committee is comprised of James E. Harward, C. Reed Brown and Wayne R. Wright.

Compensation of Directors

         Members of the Board of Directors employed by the Company do not receive any separate compensation for their services as directors. Members of the Board of Directors not employed by the Company receive $525 per meeting.
Directors are reimbursed for their actual expenses incurred in connection with their attendance at meetings of the Board of Directors.

Directors, Executive Officers and Key Employees

         The following table lists the names, ages and positions held by all directors, executive officers and key employees of the Company as of the date hereof. Directors generally serve until the next annual meeting of shareholders and until their successors have been duly elected or appointed. Executive officers serve at the discretion of the Board of Directors.

                                                                                                   Year Elected or
             Name                   Age                           Position                            Appointed
             ----                   ---                           --------                            ---------

James S. Pendleton                  60      Chief Executive Officer; Chairman of the Board of            1985
                                            Directors

Wayne R. Wright                     59      Chief Financial Officer and Vice Chairman of the             1985
                                            Board of Directors

C. Reed Brown                       51      Director.                                                    1989

Stephen J. Fryer                    60      Senior Vice President of Marketing and Investor              1995
                                            Relations and Director

James E. Harward                    45      Director                                                     1997

L. Carl Rasmussen                   65      Vice President of Consumer Sales                             1994

Robert "Duke" DeForest              64      President of Pen Technology Division                         1991

Alan Weaver                         54      President of InCirT Technology Division                      1996

Danieli Reni                        47      President of PowerStream Technology Division                 1997


Business Biographies

         The business biographies of the Company's directors and director nominees are in the section of this Proxy Statement entitled "Election of Directors." The following biographies are for the executive officers and key employees who are not directors or directors nominees.

         ALAN WEAVER has served as President of the InCirT Technology Division of the Company since April 1996. From September 1996 to September 1997 Mr. Weaver was President of the Company. From September of 1993 until April 1, 1996 Mr. Weaver was the President of InCirT Technology Division of The Cerplex Group, Inc. From 1990 to September 1993, he was the President of InCirT Technology Incorporated. Prior to joining InCirT, Mr. Weaver was President of Curtis Electronics from 1982 to 1990, Manager of Strategic Planning for the International Groups Product Division of Digital Equipment Corp. from 1980 to 1982, and Director of Operations for the Electronics Division of Northern Telecom Inc. from 1977 to 1980.

         L. CARL RASMUSSEN has served as a Vice President of Sales and Corporate Accounts of the Company since 1994, and previously was Director of Marketing from 1987. From 1984 to 1987 he was a self-employed electronics sales representative. From 1973 to 1984, he served as Director of Marketing, Sales Manager and in other managerial positions for Beehive International, a computer peripheral company. Mr. Rasmussen received his Bachelor of Science Degree from the College of Engineering at Utah State University.

         ROBERT "DUKE" DeFOREST joined the Company in 1991 as a Vice President. In September of 1996, he was named as Senior Vice President of Investor Relations. From 1989 to 1991, he owned and managed Datavault/Rocky Mtn. Sales, a company specializing in electronic sales and electronic televaulting. From 1987 to 1989, he was employed as Senior Vice President/Director for Forval America, Inc., a Japanese marketing company which specializes in the high-speed modem business. From 1981 to 1987, he was President, Chief Executive Officer and a Director of Digital Recording Corporation, a public company which specializes in optical recording. Mr. DeForest has also served as Senior Vice President of Operations and Vice President of Sales and Marketing for Beehive International. He received his Bachelor of Science Degree in Electrical Engineering from the University of Wyoming and a Masters of Science Degree in Electrical Engineering from the University of Utah.

         DANIELI RENI joined the Company in April of 1997 as President of the PowerStream Technology Division of the Company. From 1978 to 1980 he was self-employed as an electronic engineer consultant. From 1980 to 1981, he was a Design Engineer for General Dynamics and from 1981 to 1984, he was Design Engineer for Teledyne Systems. He was Project Engineer from 1984 to 1987 in the R&D Department at Quoltron Systems and from 1987 to 1991, he was the Project Engineer for Power Products for Apple Computer. He became President and Owner of PowerStream Technology, Inc. in 1991 and operated the company until his employment with the Company in 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the
Company's  equity  securities,  to file  reports  of  ownership  and  changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and to furnish the Company with copies.

         Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 1997, except as otherwise noted below, each reporting person has timely filed all requisite reports with the Securities and Exchange Commission and the NASDAQ.

         During fiscal year 1997, the Company granted each of James Pendelton, Wayne Wright, Steven Fryer, Alan Weaver, James Harward, L. Carl Rasmussen and Robert "Duke" DeForest, who are directors or officers of the Company, certain options to purchase common shares from the Company as consideration for their respective employment with the Company or their respective undertaking to personally guarantee the Company's obligations to its commercial banking institutions. In granting such options, the Company misinterpreted certain provisions of the Company's Stock Option Plan previously adopted by its shareholders, pursuant to which it intended to grant such options. Accordingly, believing the grants to be transactions which were exempt from the reporting requirements of Form 4, each of the respective recipients of the option prepared and filed with the Securities and Exchange Commission and the NASDAQ an Annual Statement of Changes in Beneficial Ownership on Form 5, disclosing the respective grants in a timely manner. In connection with the preparation of its 1997 Annual Report on Form 10-KSB, the Company subsequently determined that the options were unavailable for issuance under the Company's Stock Option Plan, and that each of the respective recipients was required to have prepared and filed with the Securities and Exchange Commission and the NASDAQ a Statement of Changes in Beneficial Ownership on Form 4 prior to the end of fiscal year 1997. Thus, each of Messrs. Pendleton, Wright, Fryer and DeForest failed to timely file three Form 4's which should have reported three transactions which were subsequently reported on Form 5. Each of Messrs. Weaver, Rasmussen and Harward failed to file one Form 4 reporting one transaction, each of which was subsequently reported on Form 5.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the number of shares of the Company's common shares beneficially owned as of June 30, 1998, (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common shares, (ii) by each director and director nominee, (iii) by each of the Company's named executive officers, and (iv) by all directors, director nominees an executive officers, as a group, as reported by each such person. Unless otherwise indicated, each stockholder's address is c/o Pen Interconnect, Inc., 2351 South, 2300 West, Salt Lake City, Utah, 84119.


                   Name and Address of                 Amount and Nature of              Percent of
                     Beneficial Owner                    Beneficial Owner                Class (1)
                     ----------------                    ----------------                ---------
    Directors and Executive Officers

         James S. Pendleton (2)(3)                          1,035,037                       20.8%
         Wayne R. Wright (4)                                  464,109                        9.2%
         C. Reed Brown (5)                                     60,000                        1.2%
         Stephen J. Fryer (6)                                  53,000                        1.1%
         Robert "Duke" DeForest (7)                            98,800                        2.0%
         Alan Weaver (8)                                       36,000                        0.7%
         James E. Harward (9)                                   2,000                        0.0%

    Holders of More Than 5%

         James S. Pendleton Family Trust (2)                   456,441                       9.6%

         Virginia C. G. Pendleton Family Trust                 363,452                       7.6%
         (3)




    All Executive Officers and Directors as a                1,748,946                       32.3%
    Group (7 persons)  (2)(3)(4)(5)(6)(7)(8)(9)

         1. Based on 4,773,910 outstanding shares of common shares (and assumes the exercise by each individual of options exercisable within sixty days after June 30, 1998). The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. In accordance with the rules of the Securities and Exchange Commission, each person is deemed to beneficially own any shares issuable upon exercise of stock options or warrants held by such person that are currently exercisable or that become exercisable within 60 days after June 30, 1998.

         2. Includes 456,441 common shares held by the James S. Pendleton Family Trust of which Mr. Pendleton is a trustee and beneficiary, 15,144 shares in Mr. Pendleton's account in the Company's ESOP, and 200,000 shares that are unissued but with respect to which Mr. Pendleton has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         3. Includes 363,452 common shares held by the Virginia C. G. Pendleton Family Trust. Mr. Pendleton has voting control of these shares.

         4. Includes 100,000 shares held by the Wayne R. Wright Family Trust, 50,000 shares held by the LaRae Wright Family Trust, of which Mr. Wright is a trustee and beneficiary, 7,109 shares in Mr. Wright's account in the Company's ESOP, and 267,000 shares that are unissued but with respect to which Mr. Wright has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         5. Includes 60,000 shares that are unissued but with respect to which Mr. Brown has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         6. Includes 28,500 shares that are unissued but with respect to which Mr. Fryer has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         7. Includes 53,800 shares that are unissued but with respect to which Mr. DeForest has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         8. Includes 36,000 shares that are unissued but with respect to which Mr. Weaver has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         9. Includes 2,000 shares that are unissued but with respect to which Mr. Harward has the right to acquire beneficial ownership through the exercise of stock options within 60 days of the date of this filing.

         Except as set forth above, the Company knows of no beneficial owner of five percent or more of the Company's common shares, and does not know of any arrangement which may at a subsequent date result in a change of control of the Company.

Compensation of Executive Officers

         The following table shows the compensation paid by the Company to its current chairman and CEO, James S. Pendleton, and the Company's three other most highly paid executive officers. None of the Company's other executive officer's total annual salary and bonus exceeded $100,000 for the years presented.



                                                                     Annual Compensation
                                                                     -------------------

         Name and             Fiscal                                                             Other Annual
    Principal Position         Year              Salary                    Bonus                  Compensation
    ------------------         ----              ------                    -----                  ------------

James S. Pendleton             1997             $144,236                  $ 6,000                    $-0-*
                               1996             $133,500                  $45,332                    $-0-*
                               1995             $125,000                  $69,278                    $-0-*

Stephen J. Fryer               1997             $ 67,053                  $45,177                    $-0-*
                               1996               N/A                       N/A                       N/A
                               1995               N/A                       N/A                       N/A

Robert DeForest                1997             $ 76,161                  $28,622                    $-0-*
                               1996             $ 75,935                  $17,148                    $-0-*
                               1995             $ 60,000                  $30,000                    $-0-*

Alan Weaver                    1997             $116,486                  $15,450                    $-0-*
                               1996             $ 59,907                  $19,638                    $-0-*
                               1995               N/A                       N/A                       N/A



                                                  OPTION GRANTS IN FISCAL YEAR 1997

                                  Number of Securities    Percent of Total Options
                                   Underlying Options      Granted to Employees in
                                        Granted               Fiscal Year 1997          Exercise
                                        -------               ----------------         Price per
             Name                                                                        Share       Expiration Date
             ----                                                                        -----       ---------------

James S. Pendleton                      140,000                     17.0%                $1.70           2007
                                         52,000                      6.3%                $2.125          2006
                                          8,000                      1.0%                $1.38           2007

Stephen J. Fryer                         50,000                       6.0%               $1.70           2007
                                         12,500                       1.5%               $1.38           2007
                                         60,000                       7.2%               $2.125          2001

Robert DeForest                          25,000                       3.0%               $1.38           2007
                                         56,000                       6.7%               $2.125          2006

Alan Weaver                              25,000                       3.0%               $2.33           2002




                                             AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                                               1997 AND FISCAL YEAR END OPTION VALUES

                                                                    Number of Securities
                                                                   Underlying Unexercised     Value of Unexercised
                                                                          Options           In-the-Money Options at
                                                                                                Fiscal Year End
                                                                       Exercisable /
                                Shares                                  Unexercised              Exercisable /
                               Acquired                                                           Unexercised
           Name               on Exercise      Value Realized

James S. Pendleton                -0-               None              200,000/ 200,000         $149,000/$149,000
Stephen J. Fryer                  -0-               None                28,500/ 28,500         $ 21,233/$ 21,233
Robert DeForest                   -0-               None                53,800/ 53,800         $ 40,081/$ 40,081
Alan Weaver                       -0-               None                36,000/ 36,000         $ 26,820/$ 26,820

         *The tables above do not include certain insurance, the use of a car, and other personal benefits, the total value of which does not exceed $50,000 or 10% of any listed person's salary and bonus.


Employment Agreements

         The Company has employment agreements with each of James S. Pendleton, Wayne R. Wright, Robert "Duke" DeForest, L. Carl Rasmussen, Stephen J. Fryer and Alan Weaver. The Company's agreements with Messrs. Pendleton, Wright, DeForest and Rasmussen are all dated April 1, 1996. The Company's agreement with Mr. Weaver is dated May 1, 1996 and its agreement with Mr. Fryer is dated October 15, 1996. The term of each agreement is five years, except for Mr. Weaver's agreement which has a term of three years. The agreements are substantially similar and the material and terms of the agreements are described in the following paragraph.

         The agreements include all the terms of employment including, each employee's duties, the duration of the contract, compensation (which includes salary, bonus, commissions and vacation), car allowances, insurance coverage, and deferred compensation and stock options. Each agreement also contains a non competition clause, provisions for early termination, and confidentiality provisions.

Certain Relationships and Related Transactions

         The following information summarizes certain transactions, either engaged in within the last two (2) years or proposed to be engaged in by the Company and the individuals described above.

         In 1989, the Company loaned Mr. Pendleton $370,335, bearing interest at 10% per annum. The note was satisfied in full as of September 30, 1996. Interest income received was $5,006 during fiscal year 1996.

         During fiscal year 1995, the Company guaranteed personal indebtedness of Mr. Pendleton in the maximum amount of $180,000. This indebtedness was paid in full during fiscal year 1996, and the guarantee has been released.

         During fiscal year 1997, the Company paid to ELM Management and Leasing approximately $55,000 for payrolling and employee benefit services. Mr. Harward is the President of ELM Management and Leasing.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
             SHAREHOLDERS VOTE FOR ALL OF THE SIX DIRECTOR NOMINEES.


           PROPOSAL #2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING

         At the meeting, shareholders will be asked to elect, ratify and approve the Company's independent public accountants for the fiscal year ending September 30, 1998. Currently, Grant Thornton LLP ("Grant Thornton") acts as the Company's principal accountant, and has acted in that capacity since March, 1995.

         The Company does not anticipate that any representative of Grant Thornton will be present at the Meeting. If a representative is present, he or she will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from shareholders.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                 THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION
               OF GRANT THORNTON AS INDEPENDENT PUBLIC ACCOUNTANTS
                   FOR THE COMPANY FOR THE FISCAL YEAR ENDING
                               SEPTEMBER 30, 1998.


                  PROPOSAL #3 - RATIFICATION OF THE ISSUANCE OF
              CONVERTIBLE DEBENTURES AND WARRANTS CONVERTIBLE INTO
                          COMMON SHARES OF THE COMPANY

         On October 22, 1997 and June 17, 1998, the Company issued convertible debentures and warrants convertible into the Company's common shares to certain investors and consultants. The Company has registered 950,000 common shares on Form S-3 for issuance upon conversion of the convertible debentures and warrants issued on October 22, 1997 and shall register additional common shares for issuance upon conversion of the debentures and exercise of the warrants issued on June 17, 1998.

         On October 22, 1997, the Board of Directors of the Company approved an agreement with J W Charles Securities to act as consultants for the Company. As compensation, the Company agreed to pay to J W Charles consulting fees in cash and warrants for its services. The Board of Directors approved the issuance of up to 400,000 warrants for such services. The warrants permit the holder to purchase one share of the Company's common stock at a conversion price of $2.50 per share. The warrants can be exercised at any time until the fifth anniversary of their issuance. If all of the warrants are exercised the Company could receive approximately $1,000,000 in net proceeds which shall be used for operating capital. There is no guaranty that the Company will receive any proceeds, however, since the warrants may not be exercised.

         On October 22, 1997, the Board of Directors of the Company approved the issuance of up to $1,500,000 of 3% convertible debentures (the "Debentures") with a maximum term of 24 months. The debentures will mature, unless earlier converted by the holders, into shares of common stock of the Company. The Company has agreed to file a registration statement with the United States Securities and Exchange Commission with respect to the Debentures. The Debentures are convertible by the holders thereof into the number of shares of common stock equal to the face amount of the Debentures being converted divided by the lesser of (i) eighty percent (80%) of the closing bid price of the Company's common stock as reported on the NASDAQ Small Cap market on the day of conversion, or (ii) $2.75. The Debentures may be converted in three equal installments beginning on the earlier of (i) the 75th day of their issuance, and continuing through the 135th day of their issuance, or (ii) the day following the effective date of the Registration Statement, through the 60th day following the effective date of the Registration Statement. The Company may cause the Debentures to be converted into shares of common stock after the 110th day following the effective date of the Registration Statement, if the common stock has traded at or above $5.50 per share for twenty consecutive trading days.

         On June 17, 1998, the Company entered into a Securities Purchase Agreement with DMC Bach International Ltd., Inc., a British Virgin Islands corporation ("Bach"), pursuant to which the Company issued $1,000,000 in the principal amount of its 3% convertible Debentures and a Warrant to purchase 100,000 of the Company's common shares. Bach purchased the Debentures and the Warrant for $1,000,000 in cash. The Debentures were issued in increments of Fifty Thousand Dollars and are due on December 31, 1999 (the "Maturity Date"). The Company is required to pay Bach interest on the principal amount outstanding from time to time under the Debentures quarterly in arrears at the rate of 3% per annum accruing from the date of initial issuance. The first interest payment is due on October 1, 1998. The accrual of interest will be suspended for each day on which the closing bid price on the NASDAQ market for the Company's common shares equals or exceeds $5.00 per share. The Debentures are convertible at any time beginning ninety (90) days after the date of issuance. The conversion rate is the lesser of (i) 100% of the average closing bid price of the Company's common shares for the five consecutive trading days proceeding the initial issuance of the Debentures or (ii) 80% of the market price. The "market price" is the average closing bid price of the Company's common shares on the five trading days immediately proceeding the conversion date. The entire unpaid balance and accrued interest outstanding on the Maturity Date shall automatically convert into common stock in accordance with the conversion rates specified above. If conversion of the Debentures requires the Company to issue a number of common shares that is greater than 20% of the total number of common shares issued and outstanding as of the date of issuance of the Debentures, then the Company must either (i) obtain shareholder approval for such issuance (which approval shall be obtained if the Company's shareholders vote to approve this proposal #3) or (2) issue the common shares that exceed such 20% threshold at 100% of the market price.

         The Warrant that the Company issued to Bach permits Bach to purchase up to 100,000 of the Company's common shares at an initial exercise price per share of 110% of the market value on the date of the Warrant. The market value is equal to the average closing bid price of a share of the Company's common stock for the five days proceeding the date of the Warrant. The Warrant expires on December 31, 2003.

         The Debentures and the Warrant contain protections for Bach against dilution. They also contain default and remedy provisions customary in securities of their kind. The Company entered into a Registrations Rights Agreement as of June 17, 1998 pursuant to which it agreed to register the
Company's common shares that Bach could acquire upon conversion of the Debentures or exercise of the Warrant (the "Registerable Securities"). The Company was required to register the Registerable Securities within 30 days from the closing date (June 18, 1998) either on Form S-3 or an amendment to any pending Company registration statement on Form S-3. The Company has not yet registered the Registerable Securities, but remains obligated to do so. Any such registration statement or amendment must also state that it covers an indeterminate number of additional shares as may be issuable on conversion of the Debentures and the exercise of the Warrant resulting from any adjustment in the conversion price of the Debentures or Warrant or to prevent dilution resulting from stock splits or stock dividends.

         The shareholders are being asked to ratify the issuance of the convertible debentures and the warrants and to authorize the issuance of common shares upon conversion of the convertible debentures and warrants pursuant to NASDAQ Rules. The affirmative vote of a majority of the common shares present, in person or by proxy, and entitled to vote at the Meeting is required to ratify the issuance of the convertible debentures and warrants and to approve the issuance of common shares.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  THAT SHAREHOLDERS VOTE TO RATIFY THE ISSUANCE
                 OF THE CONVERTIBLE DEBENTURES AND THE WARRANTS


                PROPOSAL #4 - RATIFICATION OF STOCK OPTION GRANTS

         At the meeting, the shareholders will be asked to ratify the Company's grant of stock options to its officers and directors to acquire up to 675,500 of the Company's common shares. The Company granted the options described in this Proposal #4 during the Company's fiscal years ending September 30, 1996 and September 30, 1997. The grants were not made under the Company's stock option plan and, therefore, must be approved by the Company's shareholders. Except for the options granted to Mr. Weaver, as described in the following table, the Company granted the options to such officers and directors in consideration of their agreements to (i) take a reduced salary for those years, or (ii) accept reductions in their benefits from the Company, or (iii) guaranty Company indebtedness, or (iv) do some combination of the above. The options described in this Proposal #4 are, where appropriate, included in the description of stock ownership in this Proxy Statement under the heading "Security Ownership of Certain Beneficial Owners and Management." The following table describes the stock option grants.


                                           Number of
                        Date of Grant       Shares        Exercise
                         Month/Year       Subject to     Price Per                  Consideration for
      Grantee                               Option         Share                      Option Grants
      -------                               ------         -----                      -------------

Wayne Wright          August 1997           140,000       $1.70         Put up collateral and cosigned $500,000
                                                                        Finova Note

                      August 1997            50,000       $1.70         Salary reduction for 1997/1998

                      June 1996              25,000       $1.38         Salary reduction for 1996/1997

                      February               52,000       $2.125        Put up collateral and personally guaranteed
                      1996                                              note and line of credit from National Bank
                                                                        of Canada

James S. Pendleton    August 1997           140,000       $1.70         Personal guaranty of $500,000 Finova Note

                      February               52,000       $2.125        Put up collateral and personally guaranteed
                      1996                                              note and line of credit from National Bank
                                                                        of Canada

                      June 1996               8,000       $1.38         Voluntary reduction in car allowance for
                                                                        1997

Stephen J. Fryer      March 1996             50,000       $1.70         Personal guaranty of $500,000 Finova Note

                      June 1997              12,500       $1.38         Voluntary reduction in salary for 1997

Robert Duke Deforest  June 1997              25,000       $1.38         Voluntary reduction in salary for 1997/1998

                      October 1996           56,000       $2.125        Voluntary reduction in salary for 1996/1997

C. Reed Brown         February 1997          40,000       $1.70         Foregoing of compensation for services over
                                                                        and above his ordinary services

Alan Weaver           February 1997          25,000       $2.33         Issued as incentive stock options


         The Board of Directors believes that the stock option grants described in this Proposal #4 were necessary in order to induce these officers and directors to take actions which helped the Company to maintain adequate cash flow.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT SHAREHOLDERS VOTE TO RATIFY THE ISSUANCE AND
              GRANT OF THE STOCK OPTIONS TO THE COMPANY'S OFFICERS
                 AND DIRECTORS AS DESCRIBED IN THIS PROPOSAL #4.


Shareholder Proposals

         To be considered for inclusion in the Proxy Statement and for consideration at the Meeting, shareholder proposals must be submitted on a timely basis. Proposals for the 1999 Annual Meeting of Shareholders must be received by the Company no later than April 1, 1999 in order that they be included in the proxy statement and form of proxy relating to that meeting. The Company anticipates holding its Annual Meeting earlier in 1999 than this year. Therefore, the Company recommends that shareholders who wish to submit proposals contact the Company substantially earlier than such date. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

Other Matters

         The Board of Directors is not aware of any other business which may come before the Meeting. If any other matters should properly come before the Meeting, the persons named on the enclosed proxy card will vote all proxies in accordance with their best judgment on such matters.

Additional Information

         The Company will provide, without charge to any person from whom a proxy is solicited by the Board of Directors, upon written request of such person, a copy of the Company's Annual Report on Form 10-KSB/A, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to:
Investor Relations Department, Pen Interconnect, Inc., 2351 South 2300 West, Salt Lake City, Utah 84119.

Incorporation by Reference

         This Proxy Statement incorporates by reference the Company's Financial Statements and the information contained under the heading "Management's Discussion and Analysis or Plan of Operations" from the Company's Form 10-KSB/A for fiscal year 1997.

                                                        BY ORDER OF THE BOARD OF
                                                        DIRECTORS

                                                         /s/ Robert J. Albrecht
                                                         -----------------------
                                                         Robert J. Albrecht
                                                         Secretary

                                                         August 14, 1998